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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                VALICERT, INC.
            (Exact name of registrant as specified in its charter)



               DELAWARE                        94-3297861

      (State of incorporation)    (I.R.S. Employer Identification No.)

      339 North Bernardo Avenue
       Mountain View, California                 94043


               (Address)                       (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class             Name of each exchange on which
         to be so registered             each class is to be registered

           Not applicable                               None

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [_]


     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]


     Securities Act registration statement file number to which this form relates: (if applicable).


Securities to be registered pursuant to Section 12(g) of the Act:

                             Common Stock, $0.001

                               (Title of class)
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     Item 1.  Description of Registrant's Securities to be Registered.

     The information contained in "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1, as amended (Commission File No. 333-37020), filed with the Securities and Exchange Commission (the "Form S-1 Registration Statement") is hereby incorporated by reference.

     Item 2.  Exhibits.

              The following exhibits are filed as part of this Registration
     Statement:

              1. Form of Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of Registrant, incorporated by reference to Exhibit 3.1 to the Registrant's Form S-1 Registration Statement.

               2. Amended and Restated Bylaws of Registrant, incorporated by reference to Exhibit 3.2 to the Registrant's Form S-1 Registration Statement.

               3. Form of Fourth Amended and Restated Certificate of Incorporation of Registrant, incorporated by reference to Exhibit 3.3 to the Registrant's Form S-1 Registration Statement.

               4. Amended and Restated Rights Agreement, dated as of July 21, 1999, by and among the Registrant and the stockholders named therein, incorporated by reference to Exhibit 4.1 to the Registrant's Form S-1 Registration Statement.

               5. Amendment No. 1 to Amended and Restated Rights Agreement, dated as of December 30, 1999, by and among the Registrant and the stockholders named therein, incorporated by reference to Exhibit 4.1 to the Registrant's Form S-1 Registration Statement.
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                                 SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             VALICERT, INC.


Date:  July 21, 2000

                                             By: /s/ Joseph (Yosi) Amram
                                                --------------------------------
                                                  Joseph (Yosi) Amram
                                                  President
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                                 EXHIBIT INDEX





Exhibit                         Description
-------                         -----------

   1 Form of Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation of Registrant, incorporated by reference to Exhibit 3.1 to the Registrant's Form S-1 Registration Statement.


   2 Amended and Restated Bylaws of Registrant, incorporated by reference to Exhibit 3.2 to the Registrant's Form S-1
            Registration Statement.


   3 Fourth Amended and Restated Certificate of Incorporation of Registrant, incorporated by reference to Exhibit 3.3 to the Registrant's Form S-1 Registration Statement.


   4 Amended and Restated Rights Agreement, dated as of July 21, 1999, by and among the Registrant and the stockholders named therein, incorporated by reference to Exhibit 4.1 to the Registrant's Form S-1 Registration Statement.


   5 Amendment No. 1 to Amended and Restated Rights Agreement, dated as of December 30, 1999, by and among the Registrant and the stockholders named therein, incorporated by reference to
            Exhibit 4.1 to the Registrant's Form S-1 Registration
            Statement.